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                                                                      EXHIBIT 11

            STATEMENT RE COMPUTATION OF PRO FORMA PER SHARE EARNINGS

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                                                                                                         1996
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Net loss...........................................................................................   $(3,087,478)
Weighted average number of common shares outstanding:
     Weighted average number of common shares outstanding..........................................     8,535,080
     Common shares issuable upon conversion of Series A Preferred Stock............................     4,377,178
     Incremental common shares outstanding from the exercise of stock options granted within one
      year of the initial public offering and the conversion of Series B Preferred Stock...........       249,029
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                                                                                                       13,161,287
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Net loss per common share..........................................................................        $(.23)
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